UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 14, 2009


                           American Eagle Energy Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                        333-143626               208642477
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

27 North 27th Street, Suite 21G, Billings, Montana                 59101
     (Address of principal executive offices)                   (Zip Code)

               Registrant's telephone number, including area code

            10B Time Centre, 53-55 Hollywood Road, Central, Hong Kong (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 14, 2009, Jay Jhaveri resigned as President, Secretary, Treasurer and a director of our company. As a result of the resignation of Mr. Jhaveri, immediately prior we appointed Richard Findley as President, Secretary, Treasurer and director of our company.

Richard (Dick) Findley is President, Prospector Oil, Inc. and is a geologist engaged in exploration for oil and gas. His professional work experience totals 35 years and began in February 1975 with Tenneco Oil Company, Denver, Colorado and continued with Patrick Petroleum, Billings, Montana in January 1978. He formed Prospector Oil, Inc. in September 1983 to build an independent company working the Williston Basin and Northern Rockies. He served as Chairman of the Board for Ryland Oil Company, a company engaged in Bakken exploitation in Saskatchewan and North Dakota and has held board positions with other oil companies.

He has been credited with discovering Elm Coulee Field in the Bakken Formation in Richland County, Montana which has opened the Bakken Play in the US and Canadian Williston Basin. The United States Geological Survey has assessed 3 to
4.3 billion barrels of recoverable oil in the Bakken Formation from the United States portion of the Williston Basin. His story has been featured in publications including the Wall Street Journal and the Canadian National Post as well as other international papers in Italy and the Netherlands. He has also been the subject in oil and gas trade journals including the American Oil and Gas Reporter, Petroleum Intelligence Weekly and the AAPG Explorer magazine.

He attended Texas A&M University, where he obtained a Bachelor of Science Degree in 1973 and a Master of Science Degree in 1975. He was awarded a Tenneco Fellowship Grant from 1973 - 1975 and received a co-authored best paper award - Third Place, Gulf Coast Association of Geological Societies - 1973. He also received the Michel T. Halbouty Fellowship in 1974. In December 2006 Texas A&M awarded him the Michel Halbouty Medal for distinguished achievement in geosciences and earth resources exploration development and conservation.

Dick Findley is a member of the American Association of Petroleum Geologists since 1974 and received "The Outstanding Explorer Award" in 2006. He is also a member of the Montana Geological Society where he served as Secretary, Treasurer, First and Second Vice President and was President for the Society 2000 - 2001 and represented Montana on the AAPG House of Delegates. He is also a member of the Rocky Mountain Association of Geologists.

Our board of directors now consists of Richard Findley.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE ENERGY INC.


/s/ Richard Findley
------------------------------
Richard Findley
President

Date: January 6, 2010

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